LUXTEC CORPORATION

                                                                 March 11, 1999

      To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of LUXTEC CORPORATION, to be held on Thursday, April 22, 1999, at 11:00 A.M. at the Company's Board Room, 326 Clark Street, Worcester, Massachusetts.

     The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting, after which management will also report on the affairs of the Company.

     The Board of Directors of the Company encourages your participation in the Company's electoral process and, to that end, solicits your proxy. You may give your proxy by completing, dating and signing the Proxy Card and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the meeting.

     A copy of the Company's 1998 Annual Report to Stockholders is simultaneously being mailed to all stockholders entitled to vote, but is not to be considered a part of the proxy solicitation material. This Proxy Statement and the Proxy Card were first mailed to stockholders on or about March 11, 1999.

                                                              Sincerely,




                                                              VICTOR J. PACI
                                                              Clerk























       326 Clark Street, Worcester, Massachusetts, 01606



                      LUXTEC CORPORATION

                          NOTICE OF
               ANNUAL MEETING OF STOCKHOLDERS

                To Be Held On April 22, 1999


     Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of Luxtec Corporation (the "Company") will be held at the Corporate Offices of the Company located at 326 Clark Street, Worcester, Massachusetts, 01606-1214, at 11:00 a.m., local time, to consider and act upon the following matters:

     1. A proposal to elect three (3) Class III directors of the Company, each to hold office for a three-year term.

     2. A proposal to ratify the amendment of the Company's 1992 Stock Option Plan, as amended (the "Plan"), to increase the number of shares authorized for issuance under the plan to 500,000.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Stockholders of record at the close of business on February 18, 1999, are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

                              `        By Order of the Board of Directors




                                                    VICTOR J. PACI
                                                         Clerk
Worcester, Massachusetts
March 11, 1999
























     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                             LUXTEC CORPORATION
                              326 Clark Street
                             Worcester, MA 01606

                     ___________________________________

                               PROXY STATEMENT

                                March 11, 1999

                     ___________________________________

     This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Luxtec Corporation, a Massachusetts corporation ("Luxtec" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Luxtec Corporation (the "Luxtec Board"), for use at the 1999 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof (the "Meeting"), scheduled to be held on Thursday, April 22, 1999, at 11:00 A.M. in the Company's Board Room, 326 Clark Street,
Worcester, Massachusetts, 01606-1214. This Proxy Statement relates to the election of three (3) Class III Directors of Luxtec and the amendment of Luxtec's 1992 Stock Option Plan, as amended (the "Plan"), each of which is described herein. This Proxy Statement was first mailed to Luxtec Stockholders on or about March 11, 1999. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

     With respect to the Meeting, the close of business on February 18, 1999, has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. As of the record date, there were issued and outstanding and entitled to vote 2,872,149 shares of Luxtec common stock, par value $0.01 per share ("Common Stock"). Holders of shares of Luxtec Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments or postponements thereof. The presence in person or by proxy of holders of a majority of the shares of Luxtec Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

     In connection with the Meeting, any proxy may be revoked at any time before it is voted by written notice received by the Clerk of the Company or by attending the Meeting and voting in person; but if not so revoked, the shares represented by such proxy will be voted. Attendance at the Meeting will not by itself constitute revocation of a proxy unless the stockholder so attending so notifies the Clerk of Luxtec in writing at any time prior to the voting of the proxy. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting. Broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. With respect to Proposal 1 (election of Directors), broker non-votes and abstentions will have no effect on the outcome of voting on such proposals. With respect to Proposal 2 (amendment of the Plan), a broker non-vote will have no effect on the outcome of voting on such proposal and an abstention will have the effect of voting against such proposal.

     The Luxtec Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

     The Board of Directors has reappointed Arthur Andersen LLP as Independent Public Accountants for the Company. The Company does not anticipate that a representative of Arthur Andersen LLP will be present at the Meeting.

                                  PROPOSAL 1


                         ELECTION OF LUXTEC DIRECTORS

     Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors of such number as is fixed by the directors, and which is divided into three classes serving staggered three-year terms. The Luxtec Board has fixed the number of Directors at seven (7). At the Meeting, the terms of the three (3) members of Class III, James Berardo, James J. Goodman, and Thomas J. Vander Salm, expire. Mr. Berardo, Mr. Goodman and Dr. Vander Salm are currently members of the Board and are the only nominees for election as Class III Directors for a term to expire at the 2002 Annual Meeting of Stockholders.

     The Luxtec Board recommends that the shareholders vote "FOR" the election of Mr. Berardo, Mr. Goodman and Dr. Vander Salm to be directors of the Company until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Berardo, Mr. Goodman and Dr. Vander Salm to be directors of the Company until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The affirmative vote of a plurality of the shares of Luxtec Common Stock present or represented by proxy, and voting, at the Meeting is required for the election of Mr. Berardo, Mr. Goodman and Dr. Vander Salm.

     The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age, for the three nominees and each director continuing in office.


     ---------------------------------- ------ ------------ --------------------------------------------- ----------

                                                Director                      Position                      Term


                   Name                  Age      Since                     With Company                    Ends
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Nominees for Election:
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     James Berardo (2)(3)                39       1995      Director                                        1999
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     James J. Goodman (3)                40       1996      Director                                        1999
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Thomas J. Vander Salm (1)(2)        58       1984      Director                                        1999
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------

     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Directors Continuing in Office
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     James W. Hobbs (1)                  50       1993      President, Chief Executive Officer, Director    2001
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Paul Epstein (2)                    68       1995      Vice President of Business  Development  and    2001
                                                            Strategic Planning, Director
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Patrick G. Phillipps (1)            53       1995      Vice President of Engineering, Director         2000
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     ---------------------------------- ------ ------------ --------------------------------------------- ----------
     Louis C. Wallace (1)(3)             58       1989      Director                                        2000
     ---------------------------------- ------ ------------ --------------------------------------------- ----------


      (1) Member of the Nominating Committee.
      (2) Member of the Audit Committee.
      (3) Member of the Compensation Committee.

     James Berardo has been a Director of the Company since 1995. Mr. Berardo currently serves as President of Darlco, Inc., a real estate development and investment management company. Mr. Berardo joined Darlco in 1986, serving in various financial capacities prior to assuming his current position in March, 1995.

     Paul Epstein joined the Company in 1995 as Vice President of Business Development and Strategic Planning and as a Director. Mr. Epstein, a co-founder of CardioDyne, Inc., served as Chairman, Vice President and Chief Financial Officer from the time of CardioDyne's founding in February, 1989 until the merger with Luxtec in October, 1995. Previously, Mr. Epstein co-founded Electronic Image Systems Corporation, Brattle Instrument Corporation and, most recently, Omni-Flow, Inc., which introduced the first multiple medication, programmable infusion pump and was acquired by Abbott Laboratories in 1989. Mr. Epstein holds B.S. and M.S. degrees in Chemical Engineering and a B.S. degree in Business Management from MIT. Mr. Epstein has been jointly awarded eleven patents in the medical instrumentation and communication fields.

     James J. Goodman has been a Director of the Company since 1996. Mr. Goodman is President of Gemini Investors LLC, a private firm based in Wellesley, MA that invests in emerging growth companies across a wide range of industries. Gemini (and its predecessor) have invested in more than a dozen companies over the last four years. Prior to founding Gemini, Mr. Goodman was Vice President at Berkshire Partners, a leading private equity firm, from 1989 to 1993. Mr. Goodman was educated at Harvard University where he received his undergraduate degree in Economics in 1979 and M.B.A. and J.D. degrees in 1984.

     James W. Hobbs was elected to the positions of President, Chief Executive Officer and Director in 1993. Mr. Hobbs was Chief Executive Officer of Graylyn Associates from 1992 to 1993. Graylyn was an investment firm founded by Mr. Hobbs to invest in early stage medical technology. Prior to Graylyn, Mr. Hobbs served as the President and Chief Executive Officer of Genica Pharmaceuticals from 1990 to 1992. Genica Pharmaceuticals was a corporation engaged in providing new diagnostic assays and conducting therapeutic research for neurological disorders. Mr. Hobbs was with Johnson and Johnson Professional Diagnostics as Vice President and General Manager from 1985 to 1989.

     Patrick Phillipps joined the Company in 1995 as Vice President of Engineering and a Director. Mr. Phillipps, a co-founder of CardioDyne, Inc., served as President and Chief Executive Officer from the time of CardioDyne's founding in February, 1989 until the merger with Luxtec in October, 1995. Previously, Mr. Phillipps founded the Engineering Department of Lifeline Systems, Inc., where he served as Vice President of Engineering and oversaw the development and introduction of a new generation of Lifeline's hospital based emergency call system for home use by the elderly. Mr. Phillipps holds an S.B. degree in Electrical Engineering from MIT and has been jointly awarded over a dozen patents in the medical monitoring and related fields.

     Dr. Thomas Vander Salm has been a Director of the Company since 1984. Dr. Vander Salm is Chief of Cardio Thoracic Surgery and has been a Professor of Surgery at the University of Massachusetts Medical School in Worcester, MA since 1970.

     Louis C. Wallace has been a Director of the Company since 1989. Mr. Wallace is the founder and President of Specialty Surgical Instrumentation, Inc. (S.S.I.), a manufacturer and distributor of surgical instruments. S.S.I. was established in Nashville, TN in 1976.


      Board and Committee Meetings

     During the fiscal year ended October 31, 1998 (the "1998 Fiscal Year"), the Luxtec Board held five (5) meetings. During the 1998 Fiscal Year, each incumbent director attended at least 75% of the aggregate of the number of meetings of the Luxtec Board and the total number of meetings held by all committees on which the individual served.

     The Audit Committee presently is composed of three directors: James Berardo, Paul Epstein and Thomas J. Vander Salm. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. During the 1998 Fiscal Year, the Audit Committee met one time.

     The Compensation Committee presently is composed of three directors: James Berardo, James J. Goodman and Louis C. Wallace. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's stock option plan, and general review of the Company's employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission. During the 1998 Fiscal Year, the Compensation Committee met two (2) times.

     The Nominating committee presently is composed of four directors: James Hobbs, Patrick Phillipps, Thomas VanderSalm and Louis Wallace. The responsibility of this committee is to recommend new members of the Board of Directors when a vacancy exists. During the 1998 Fiscal Year, the Nominating Committee did not meet. The Nominating Committee will consider all nominees recommended to it by holders of Luxtec Common Stock. Such recommendations should be presented to the Nominating committee prior to November 12, 1999. Such recommendations should include all material information known to the recommending stockholder with respect to such nominee.

      Director Compensation

     The Company pays non-employee directors $500 for attendance at each meeting of the Luxtec Board, $250 per each meeting of a committee thereof ($150 per meeting of a committee if such meeting is concurrent with a regular meeting of the Luxtec Board), and $100 per meeting held by telephone conference. The Company also pays expenses for attendance at meetings of the Luxtec Board and committees thereof. Additionally, non-employee Directors are compensated with options to purchase shares of Common Stock of the Company, in accordance with the 1995 Stock Option Plan For Non-Employee Directors.

                              EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company who are not also directors. The executive officers are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

        Name             Age                                   Position With Company
--------------------- ---------- -----------------------------------------------------------------------------------
--------------------- ---------- -----------------------------------------------------------------------------------
David C. Mutch           55      Vice President of Sales and Marketing
--------------------- ---------- -----------------------------------------------------------------------------------
--------------------- ---------- -----------------------------------------------------------------------------------
Samuel M. Stein          59      Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Clerk
--------------------- ---------- -----------------------------------------------------------------------------------

     David Mutch is Vice President of Sales and Marketing of the Company. Mr. Mutch joined the Company in September, 1992 as Director of Sales and Marketing and assumed his present position in December, 1994. Previously, Mr. Mutch held various management positions with Hewlett Packard Company over a twenty-one year career. During his last five years at Hewlett Packard, Mr. Mutch was the Marketing Manager for the Health Care Information Systems Division.

     Samuel Stein is Vice President, Chief Financial Officer, Treasurer and Assistant Clerk of the Company. Mr. Stein joined the Company in October, 1993 as Vice President of Finance and Chief Financial Officer and was elected to the further offices of Treasurer and Assistant Clerk during 1994. From 1990 to 1993, Mr. Stein was employed as the Corporate Controller of Great American Software, Inc., an accounting software manufacturer.

                            EXECUTIVE COMPENSATION

     The table below sets forth certain compensation information for the fiscal years ended October 31, 1998, 1997 and 1996 of those persons who were at October 31, 1998: (i) the Chief Executive Officer, and (ii)the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                           Summary Compensation Table

                                                                                                      Long-Term
                                                                  Annual                            Compensation
                                                               Compensation                            Awards
                                          ------------------------------------------------------- ------------------
                                                                                                     Securities
          Name and              Fiscal                                         Other Annual          Underlying
     Principal Position          Year       Salary($)       Bonus($)       Compensation ($)(1)       Options (#)

James Hobbs                      1998       $178,148         $18,000              $7,800                  0
  President, CEO and Director    1997       $176,069         $10,000              $7,800               24,000
                                 1996       $170,474         $21,400              $7,800                  0

Samuel M. Stein                  1998        $99,686         $18,000              $7,800                  0
   CFO and Treasurer             1997        $97,677         $15,000              $7,800               12,000
                                 1996        $95,760         $15,438              $7,800                  0

David C. Mutch                   1998        $99,686         $15,000              $7,800                  0
   VP Marketing and Sales        1997        $97,677         $14,000              $7,800               12,000
                                 1996        $95,760         $15,438              $7,800                  0

Patrick G. Phillipps             1998        $99,686         $14,000              $7,800                  0
   VP Engineering                1997        $97,677         $14,000              $7,800               12,000
                                 1996        $95,760         $15,438              $7,800                  0


      (1) Automobile allowance.

                           OPTION GRANTS IN LAST FISCAL YEAR

     No  options  were  granted  in the  last  fiscal  year to any of the  Named
Officers.


                      OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1992 Stock Option Plan, as amended, including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise,
(iii) the number of  unexercised  options  outstanding  at October 31, 1998, and
(iv) the value of such unexercised options at October 31, 1998:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES


------------------- ---------------- ----------- ------------------------------------ ------------------------------
                                                   Number of Securities Underlying        Value of Unexercised
                        Shares       Value       Unexercised Options at October 31,      In-The-Money Options at
                      Acquired on    Realized                 1998 (#)                   October 31, 1998 ($)(1)
Name                 Exercise (#)       ($)           Exercisable Unexercisable         Exercisable/Unexercisable
------------------- ---------------- ----------- ------------------------------------ ------------------------------

James Hobbs                -             -           56,050             67,950           $50,000           $0
Samuel Stein               -             -           14,750             47,250           $6,200            $0
David Mutch                -             -           14,750             47,250           $6,200            $0
Patrick Phillipps          -             -             8,484            11,850                 $0          $0

     (1) Value is based on the closing sale price of the Common Stock ($2.25) as of October 31, 1998 minus the exercise price under such option.

      Executive Employment Agreements

     The Company has entered into an employment agreement with James W. Hobbs, pursuant to which the Company has agreed to employ Mr. Hobbs as President and Chief Executive Officer. The agreement with Mr. Hobbs was entered into on June 10, 1993 with an initial term of one year with automatic renewals for successive terms of one year each unless either party gives notice of intention not to renew. The Compensation Committee of the Luxtec Board set Mr. Hobbs' base salary at $178,950 for 1998 and at $184,300 for 1999. Mr. Hobbs is entitled to receive an annual bonus in cash and/or equity of the Company from an annual bonus pool for all employees based, in Fiscal Year 1998, on 1.9% of the net sales of the Company, with such bonus to be determined by the Compensation Committee. Factors taken into account by the Compensation Committee in determining bonuses include return on investment, net sales, and net income compared to the business plan. Although there is no maximum percentage bonus, 30% of base salary is the expected guideline. Mr. Hobbs is entitled to severance pay in an amount equal to six months of his then current annual salary if his employment is terminated by
(i) the Company without cause or (ii) Mr. Hobbs for Good Reason (as defined in the agreement).

                               SECURITIES OWNERSHIP

     The following table sets forth certain information as of February 18, 1999, with respect to the Common Stock owned by (a) each director of the Company, (b) the Named Officers, (c) all directors and executive officers of the Company as a group, and (d) each person who is known by the Company to own beneficially more than 5% of the Common Stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.


                                                                                        Percentage of Common
                                                                     Number of Shares           Stock Outstanding
                    Name and Addresses (1)                        Beneficially Owned (2)
-------------------------------------------------------------- ------------------------------ ----------------------
  Directors and Officers

  James Berardo                                                         168,520 (3)                      5.85%
       Director
  Paul Epstein                                                          168,988 (4)                      5.89%
       Vice President of Business Development and Strategic
         Planning and Director
  James J. Goodman                                                      458,000 (5)                     13.77%
       Director
  James W. Hobbs                                                        134,539 (6)                      4.55%
       President, Chief Executive Officer and Director
  David C. Mutch                                                        35,773 (7)                       1.24%
       Vice President of Sales and Marketing
  Patrick G. Phillipps                                                  241,882 (8)                      8.41%
       Vice President of Engineering and Director
  Samuel M. Stein                                                       16,548 (9)                         *
       Vice President of Finance, Chief Financial Officer,
         Treasurer and Assistant Clerk
  Thomas J. Vander Salm                                                 68,700 (10)                      2.38%
       Director
  Louis C. Wallace                                                      57,250 (11)                      1.98%
       Director

  All directors and executive officers as a group (9 persons)            1,350,200                      39.53%

  Principal Stockholders

  Denton A. Cooley, MD                                                    419,046                       14.45%
  6624 Fannin, Suite 2700
  Houston, TX  77030

  G&G Diagnostics Fund, L.P. I & L.P. III                                 209,484                        7.22%
  30 Ossipee Road
  Newton, MA  02164

  Rita Kloots                                                             155,100                        5.41%
  Box 1077
  Sturbridge, MA  01566


*    Less than 1%

     (1) The mailing address of each of the Company's directors and executive officers is c/o Luxtec Corporation, 326 Clark Street, Worcester, Massachusetts, 01606-1214

     (2) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Shares of Common Stock subject to options or warrants exercisable as of February 18, 1999 (or exercisable within 60 days after such date), are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person.

     (3) Includes 154,520 shares held by various trusts of which Mr. Berardo is a trustee and over which Mr. Berardo shares investment and voting control. Mr. Berardo disclaims beneficial ownership of such shares. Also includes 12,000 shares issuable upon exercise of stock options.

     (4) Includes 82,218 shares held by Mr. Epstein's wife, Mary Epstein. Mr. Epstein disclaims beneficial ownership of such shares.

     (5) Consists of shares issuable to Gemini Investors LLC ("Gemini"), upon exercise of a warrant to acquire shares of Common Stock. Mr.Goodman is president of Gemini. Mr. Goodman disclaims beneficial ownership of such shares. Also includes 8,000 shares issuable upon exercise of stock options.

     (6) Includes 89,384 shares issuable upon exercise of stock options.

     (7) Includes 14,750 shares issuable upon exercise of stock options.

     (8) Includes 106,905 shares beneficially owned Mr. Phillipps's wife, Janice
B. Phillipps. Also includes 8,484 shares issuable upon exercise of stock options.

     (9) Includes 14,750 shares issuable upon exercise of stock options.

     (10) Includes 32,000 shares beneficially owned by the Vander Salm Family Trust, of which Mr. Vander Salm is a trustee and over which Mr.Vander Salm shares investment and voting control. Also includes 20,000 shares issuable upon exercise of stock options.

     (11) Includes 20,000 shares issuable upon exercise of stock options.

                                  CERTAIN TRANSACTIONS

     Mr. Louis C. Wallace is currently, and has been since 1989, a member of the Board of Directors of the Company. Mr. Wallace is the founder and President of Specialty Surgical Instrumentation, Inc. ("SSI), a surgical distributor in ten
(10) southeastern states. SSI is the largest single customer of the Company, representing approximately thirteen percent (13%) of net sales during fiscal 1998. SSI and the Company operate at arms length with a contract with terms and conditions substantially the same as the other domestic distributors of the Company's products. The Company expects that SSI will represent approximately the same percentage of net sales during fiscal 1999 as occurred during fiscal 1998.

                                         PROPOSAL 2


     AMENDMENT OF THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

     The Luxtec Board has authorized, subject to stockholder ratification, an increase in the number of shares available under the Company's 1992 Stock Option Plan, as amended, (the "1992 Stock Plan") from 400,000 to 500,000 shares. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees through grants of stock options.

     The proposed amendment will cause Section 4 of the 1992 Stock Plan to be replaced with the following revised Section 4:

     4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph
13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in whole or in part, the unpurchased shares subject to such Stock Right and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the plan.

     The Luxtec Board recommends that the shareholders vote "FOR" the proposed amendment of the 1992 Stock Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of Luxtec Common Stock represented in person or by proxy, and voting, at the Meeting is required for approval of the amendment to the 1992 Stock Plan. Except for such amendment, if approved, the 1992 Stock Plan will remain unchanged. This following is a summary of the provisions of the 1992 Stock Plan. This summary is qualified in its entirety by reference to the 1992 Stock Plan, a copy of which may be obtained from the Company.

      Summary Description of the 1992 Stock Plan

     Purpose. The purpose of the 1992 Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to employees of the company.

     Administration. The 1992 Stock Plan is administered by the Compensation Committee (the "Committee") which consists of directors of the Company appointed by its Board of Directors. The committee is currently composed of Mr. Wallace, Mr. Berardo and Mr. Goodman. Subject to the provisions of the 1992 Stock Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the 1992 Stock Plan and adopt rules and regulations thereunder.

     Eligibility. Pursuant to the 1992 Stock Plan, Options, Awards and Purchases (collectively "Stock Rights") may be granted to persons who are directors, officers, employees and consultants of the Company. Incentive stock options ("ISOs") may only be granted to employees and officers. Non-qualified stock options (collectively with ISOs, "Options") may be granted to directors, officers, employees and consultants of the Company. Awards of stock in the Company ("Awards"), and opportunities to make direct purchases of stock in the Company ("Purchases"), may be granted to directors, officers, employees and consultants of the Company.

     Shares Subject to the 1992 Stock Plan. The shares issued or to be issued under the 1992 Stock Plan are shares of Luxtec Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. If adopted, the amendment would increase from 400,000 to 500,000 the number of shares that could be issued under the 1992 Stock Plan. The Company cannot grant more than 100,000 options to any one individual in any calendar year. The foregoing limits are subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization.

     Stock Options. The Committee in its discretion may issue stock options which qualify as ISOs under the Code or non-qualified stock options. The Committee will determine the time or times when each Option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no Option shall be exercised (i) more than 10 years after it is granted, and (ii) more than 5 years from the date of grant for ISOs granted to employees deemed to beneficially own greater than 10% of the total outstanding stock of the Company, and further provided that the exercise price of ISOs may not be less than the fair market value of Luxtec Common Stock on the date of the grant. The reported closing price of Luxtec Common Stock by the American Stock Exchange ("AMEX") on February 11, 1999, was $2.38 per share.

     Stock Rights are not assignable or transferable except upon the death of the grantee. Stock Rights may be exercised only by the grantee during the grantee's lifetime, and with respect to ISOs, only while the grantee is employed by the Company and for three months thereafter or six months after the death of the grantee by the administrator of the estate of such grantee.

     As of October 31, 1998, Stock Rights for the purchase of a total of 354,360 shares of Luxtec Common Stock were outstanding under the 1992 Stock Plan, 119,474 of which were exercisable. Stock Rights to purchase an additional 39,350 shares remained available as of such date for grant under the 1992 Stock Plan. Stock Rights granted to date are exercisable at varying dates. In general, options granted vest 20% at date of grant, and 20% each year for a period of four years. Other performance-based options will vest at a rate of 20% each year for a period of five years, commencing on the sixth year from the date of grant, subject to acceleration if certain financial milestones are achieved.

     Federal Income Tax Rules. The grant of an ISO or a non-qualified stock option will not result in income for the optionee or in an income tax deduction for the Company.

     The exercise of a non-qualified stock option will generally result in taxable income to the optionee and deduction for the Company, in each case measured by the difference between the purchase price and the fair market value of the shares of Luxtec Common Stock determined generally at the time of exercise at which time income tax withholding will be required.

     The exercise of an ISO will not result in income for the optionee if the optionee is an employee of the Company or one of its subsidiaries from the date of grant until three months before exercise. The excess of the market value on the exercise date over the purchase price is an item of tax preference, potentially subject to the alternative minimum tax. Provided the optionee does not dispose of the shares of Luxtec Common Stock within two years of the date of grant and one year after exercise, any gain on a disposition of the shares will be taxed to the optionee as long-term capital gain and the Company will not be entitled to a deduction. If the Optionee disposes of the shares prior to the expiration of either of the holding periods, the optionee will recognize taxable income and the company will be entitled to a deduction equal to the lesser of
(i) the fair market value of the shares on the exercise date minus the purchase price or (ii) the amount realized on disposition minus the purchase price. Any gain greater than the taxable income portion will be treated as long term or short term capital gain.

     No options were granted in the last fiscal year to the Named Officers.

                                STOCKHOLDER PROPOSALS

     The Luxtec Board will make provision for presentation of proposals by shareholders at the 2000 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than November 12, 2000, to be considered for inclusion to the Company's proxy materials relating to that meeting.


                SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Exchange Act were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 1998 fiscal year.

                                         GENERAL

     The management of the Company knows of no matter other than the foregoing to be brought before the Luxtec Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this Proxy Statement, upon written request from such stockholder, a copy of the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for the Company's fiscal year ended October 31, 1998. Requests for such report should be directed to Luxtec Corporation, 326 Clark Street, Worcester, Massachusetts 01606-1214, Attention:
Chief Financial Officer.

     The Company expects to hold its next stockholder meeting on or about April 15, 2000 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.



                                                     JAMES W. HOBBS
                                                     President

                                                                      EXHIBIT A

                              LUXTEC CORPORATION


                                1992 STOCK PLAN

     1. Purpose. This 1992 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Luxtec Corporation (the "Company"), and of any present or future parent or subsidiary of the Company (Collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422 (b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

2.        Administration of the Plan.

     A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided, that, to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the options price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     C. Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(A) above, members of the Board who either (i) are eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     The number of options that may be granted to any one individual in any calendar year is limited to 100,000.

     4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph
13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Stock Right and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

     5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after June 11, 1992 and prior to June 10, 2002. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

6.        Minimum Option Price;  ISO Limitations.

     A. Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

     B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the Date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stockownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

     C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

     D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However , if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6 (B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
16) if such acceleration would violate the annual vesting limitation contained in Section 422 (d) of the Code, as described in paragraph 6 (C).

     9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10.          Death; Disability.

     A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO 180 days from the date of the optionee's death.

     B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment , to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22 (e) (3) of the Code or successor statute.


     11. Assignability. No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the grantee each Stock Right shall be exercisable only by him.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate: or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

     E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United Stated dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in
Section 1274 (d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of their exercise price of an ISO by means of the methods set forth in clauses (b), (c) , (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. This Plan was adopted by the Board on June 11, 1992, subject, with respect to the validation of ISOs granted under the
Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to June 10, 1993, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on June 10, 2002 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13) (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted an Purchases authorized under the Plan shall be used for general corporate purposes.

     18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition within two years of the date the ISO was granted or within one year of the date the ISO was exercised, whichever period ends later.

     19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less that its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of a Stock Right hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability of restricted stock or securities acquired by exercising a Stock Right, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Stock Right shares having a fair market value equal to the amount of such withholding taxes.

     20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Stock Rights in connection with the Plan.

     21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.



   PROXY

                              LUXTEC CORPORATION

                               326 Clark Street
                     Worcester, Massachusetts 01606-1214

           This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints James W. Hobbs and Samuel M. Stein or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and and to vote as designated below, all the shares of common stock of Luxtec Corporation (the "Company") held of record by the undersigned on February 18, 1999, at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on April 22, 1999, or any postponement or adjournment thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees for director AND for proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]      Please mark votes as in this example

         1. To elect three (3) Class III directors of the Company, each to hold a three-year term.

          Nominees: James Berardo, James J. Goodman, Thomas J. Vander Salm

         [   ]    FOR               [   ]   WITHHELD


         [   ] ______________________
         For all nominees except as noted above



          2. To ratify the amendment of the Company's 1992 Stock Option Plan, as amended, to increase the number of shares available for grants under the Plan from 400,000 to 500,000.

          [   ] FOR       [   ]   AGAINST       [   ]   ABSTAIN



                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]


                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PAPER PROMPTLY USING THE ENCLOSED ENVELOPE.

                         Please sign exactly as name appears at left.
                         When shares are held by joint tenants, both should sign.



     Signature:   ____________________      Date:     ________

     Signature:   ___________________       Date:     _________